UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 2003



                                  Probex Corp.
             (Exact name of registrant as specified in its charter)


         Delaware                   001-15567                    33-0294243
         --------                   ---------                    ----------
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
        incorporation)                                       Identification No.)


   15510 Wright Brothers Drive
        Addison, TX                                                  75001
        -----------                                                  ------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (972) 788-4772
                                                     --------------



          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On January 31, 2003, Probex Corp. announced that it has approximately $26.4 million in debt that becomes due on February 28, 2003 and currently does not have the ability to repay the debt when due. The company is continuing to work with potential project lenders to obtain financing for the construction and start-up of its proposed Wellsville, Ohio reprocessing facility. However, the company currently does not anticipate that a funding commitment will be obtained prior to the date its debt becomes due. The company presently intends to work with creditors to attempt to extend the due date or restructure the company's debt. If the company is unsuccessful in these efforts, it will consider any other options available to it, including filing for protection from creditors under the bankruptcy code. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  PROBEX CORP.



Date January 31, 2003      By:   /s/  Bruce A. Hall
                                 ----------------------------------------
                           Name:    Bruce A. Hall
                           Title:   Senior Vice President and Chief Financial
                                    Officer



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                                INDEX TO EXHIBITS

Exhibit
 Number                      Description of Exhibit
-------                      ----------------------


99.1                         Press Release dated January 31, 2003


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